SUBSIDIARY GUARANTY AGREEMENT

        THIS SUBSIDIARY GUARANTY AGREEMENT, dated as of November 26, 2002, by and among certain Subsidiaries of DIGITALNET HOLDINGS, INC., a Delaware corporation (“Holdings”) and DIGITALNET, INC., a Delaware corporation (the “Borrower”), as identified on the signature pages hereto and any Additional Guarantor (as defined below) who may become party to this Guaranty (such Subsidiaries and Additional Guarantors, collectively, the “Guarantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of November 26, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrower, the Lenders, and the Administrative Agent.

STATEMENT OF PURPOSE

        Pursuant to the Credit Agreement, the Lenders have agreed to make Credit Extensions to the Borrower upon the terms and subject to the conditions set forth therein.

        Holdings, the Borrower and the Guarantors are part of a related corporate structure and therefore Credit Extensions to the Borrower will directly benefit the Guarantors through increased working capital to the entire corporate structure.

        It is a condition precedent to the obligation of the Lenders to make their respective Credit Extensions to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the Lenders.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Administrative Agent and the Lenders to enter into and to make available Credit Extensions pursuant to the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders as follows:

ARTICLE I

DEFINED TERMS

        1.01     Defined Terms. The following terms when used in this Guaranty shall have the meanings assigned to them below:

        “Additional Guarantor” means each Domestic Subsidiary of Holdings or the Borrower which hereafter becomes a Guarantor pursuant to Section 4.15 hereof and Section 7.15 of the Credit Agreement.

        “Applicable Insolvency Laws” means all Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code).

        “Guaranty” means this Subsidiary Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time.

        “Subsidiary Guaranteed Obligations” has the meaning set forth in Section 2.01(a) hereof.

        1.02     Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

ARTICLE II

UNCONDITIONAL GUARANTY

        2.01     Terms of the Guaranty.

        (a)       Guaranty of Obligations of Guarantors. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower, including all of the foregoing, being hereinafter collectively referred to as the “Subsidiary Guaranteed Obligations”).

        (b)       Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in paragraph (a) above, it is the intention of each Guarantor and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Subsidiary Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to subsection (c) below. To that end, but only in the event and to the extent that after giving effect to subsection (c) below such Guarantor’s obligations with respect to the Subsidiary Guaranteed Obligations or any payment made pursuant to the Subsidiary Guaranteed Obligations would, but for the operation of the first sentence of this subsection (b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to subsection (c) below, the amount of such Guarantor’s obligations with respect to the Subsidiary Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to such Subsidiary Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Subsidiary Guaranteed Obligations exceeds the limitation of the first sentence of this subsection (b) and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Subsidiary Guaranteed Obligations as limited by the first sentence of this subsection (b) shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this subsection (b) is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

        (c)       Agreements for Contribution.

            (i)        To the extent any Guarantor is required, by reason of its obligations hereunder, to pay to any Lender an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Guarantor on account of the Credit Agreement, this Guaranty or any other Loan Document, such Guarantor shall have an enforceable right of contribution against Holdings, the Borrower and the remaining Guarantors, and Holdings, the Borrower and the remaining Guarantors shall be jointly and severally liable, for repayment of the full amount of such excess payment. Subject only to the subordination provided in the following clause (iv), such Guarantor further shall be subrogated to any and all rights of the Lenders against Holdings, the Borrower and the remaining Guarantors to the extent of such excess payment.

            (ii)        To the extent that any Guarantor would, but for the operation of this subsection (c) and by reason of its obligations hereunder or its obligations to other Guarantors under this subsection (c), be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Guarantors hereby agrees to indemnify such Guarantor and commits to make a contribution to such Guarantor’s capital in an amount at least equal to the amount necessary to prevent such Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

            (iii)        To the extent that any Guarantor would, but for the operation of this subsection (c) be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Guarantor under the foregoing clauses (i) and (ii) above, such Guarantor shall, in turn have rights of contribution and indemnity, to the full extent provided in the foregoing clauses (i) and (ii) above, against Holdings, the Borrower and the remaining Guarantors, such that all obligations of all of the Guarantors hereunder and under this subsection (c) shall be allocated in a manner such that no Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.

            (iv)        Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Subsidiary Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Holdings, the Borrower or the other Guarantors or any other guarantors or against any collateral security held by the Administrative Agent or any Lender for the payment of the Subsidiary Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from Holdings, the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Subsidiary Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Subsidiary Guaranteed Obligations (other than contingent indemnity obligations) are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Subsidiary Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Subsidiary Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

        2.02     Nature of Guaranty.

        (a)        Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which Holdings, the Borrower, any Subsidiary thereof or any Affiliate thereof is or may become a party;

(ii) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Subsidiary Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv) any structural change in, restructuring of or other similar change of Holdings, the Borrower or any of their Subsidiaries; or

(v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the first sentence in Section 2.01(b) hereof, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Subsidiary Guaranteed Obligations (other than contingent indemnity obligations) and the termination of the Commitments.

        (b)        Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

        (c)        Each Guarantor hereby agrees and acknowledges that the Subsidiary Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between Holdings, the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

        2.03     Waivers. To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

        (a)        rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Subsidiary Guaranteed Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Subsidiary Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

        (b)        any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Subsidiary Guaranteed Obligations against Holdings, the Borrower, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Subsidiary Guaranteed Obligations;

        (c)        any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty;

        (d)        any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Subsidiary Guaranteed Obligations and waives, to the extent permitted by law, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

        (e)        any and all right to notice of the creation, renewal, extension or accrual of any of the Subsidiary Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.

        2.04     Modification of Loan Documents etc. Neither the Administrative Agent nor any Lender shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

        (a)        any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Subsidiary Guaranteed Obligations;

        (b)        any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

        (c)        any amendment or modification, in any manner whatsoever, of the Credit Agreement or the other Loan Documents;

        (d)        any extension or waiver of the time for performance by any Guarantor, the Borrower, Holdings or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

        (e)        any taking and holding security or collateral for the payment of the Subsidiary Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or any Lender have been granted a Lien, to secure any Indebtedness of any Guarantor, the Borrower, Holdings or any other Person to the Administrative Agent or the Lenders;

        (f)        any release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, the Borrower, Holdings or any other Person to the Administrative Agent or any Lender;

        (g)        any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, the Borrower, Holdings or any other Person are subordinated to the claims of the Administrative Agent or any Lender; or

        (h)        any application of any sums by whomever paid or however realized to any amounts owing by any Guarantor, the Borrower, Holdings or any other Person to the Administrative Agent or any Lender on account of the Guaranteed Obligations in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion.

        2.05     Demand by the Administrative Agent. In addition to the terms set forth in this Article II, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Subsidiary Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Subsidiary Guaranteed Obligations then declared due and payable. Notwithstanding the foregoing, each Guarantor agrees that, in the event of the dissolution or insolvency of Holdings, the Borrower or any Guarantor, or the inability or failure of Holdings, the Borrower or any Guarantor to pay debts as they become due, or an assignment by Holdings, the Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Holdings, the Borrower or any Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Subsidiary Guaranteed Obligations may not then be due and payable, each Guarantor will pay to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by each Guarantor if all such Subsidiary Guaranteed Obligations were then due and payable.

        2.06     Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

        2.07     Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the obligations of the Borrower under the Credit Agreement and the other Loan Documents. In the event all or any part of the Subsidiary Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Lender” herein shall be deemed to refer equally to such Person or Persons.

        2.08     Termination; Reinstatement.

        (a)        Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Subsidiary Guaranteed Obligations (other than contingent indemnity obligations) and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

        (b)        No payment made by Holdings, the Borrower, any Guarantor or any other Person received or collected by the Administrative Agent or any Lender from Holdings, the Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Subsidiary Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantorsup to the maximum liability of such Guarantor hereunder until the Subsidiary Guaranteed Obligations (other than contingent indemnity obligations) and all the obligations of the Guarantorsshall have been paid in full and the Commitments terminated.

        (c)        Each Guarantor agrees that, if any payment made by Holdings, the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, Holdings or any Guarantor, under any applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or collateral securing such obligation).

        2.09    Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied upon the Subsidiary Guaranteed Obligations, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        3.01     Representations and Warranties. To induce the Lenders to make any Credit Extensions, each Guarantor hereby represents and warrants that:

(a) such Guarantor has the corporate, limited liability company or other organizational right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate, limited liability company or other organizational action to authorize its execution, delivery and performance of, this Guaranty;

(b) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c) the execution, delivery and performance of this Guaranty will not violate any applicable Law or Contractual Obligation of such Guarantor and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of such Guarantor (except in each case where to the extent that such violation could not reasonably be expected to have a Material Adverse Effect);

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

(e) no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby (other than the existing proceeding to terminate the Proxy Agreement);

(f) such Guarantor has such title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and marketable title to all of its personal property sufficient to carry on its business free and clear of all Liens of any type whatsoever, except for Permitted Liens;

(g) as of the Closing Date (or such later date upon which such Guarantor became a party hereto), such Guarantor (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation on a going concern basis and a present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence in Section 2.01(b) hereof; and

(h) such Guarantor shall comply in all material respects with the provisions of Articles VII and VIII of the Credit Agreement as if a party thereto.

ARTICLE IV

MISCELLANEOUS

        4.01     Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Credit Agreement.

        4.02     Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be made to the address of the Borrower and effected in the manner provided for in Section 12.02 of the Credit Agreement.

        4.03     No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        4.04    Enforcement Expenses, Indemnification.

        (a)        Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

        (b)        Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other non-income taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty.

        (c)        Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Section 12.05 of the Credit Agreement.

        (d)        The agreements in this Section 4.04 shall survive repayment of the Subsidiary Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

        4.05     Governing Law; Consent to Jurisdiction.

        (a)        THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE;PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b)        ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        4.06     Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY TO THIS GUARANTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        4.07     Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (given in accordance with Section 4.01).

        4.08     Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 12.09 of the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 4.08 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

        4.09     Counterparts. This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        4.10     Severability. Any provision of this Guaranty or any other Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        4.11     Section Heading. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        4.12     Integration. This Guaranty and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

        4.13     Acknowledgements. Each Guarantor hereby acknowledges that:

        (a)        it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

        (b)        neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

        4.14     Powers Coupled with an Interest. All authorizations and agencies herein contained are irrevocable and powers coupled with an interest.

        4.15     Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 7.15 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.

        4.16     Releases. At such time as the Subsidiary Guaranteed Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

[Signature Pages Follow]

        IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal as of the date first above written.

[CORPORATE SEAL]	GETRONICS GOVERNMENT SOLUTIONS, L.L.C. (to be known as
DIGITALNET
GOVERNMENT SOLUTIONS, LLC)
By: /s/
Name: ________________________________
Title: _________________________________
[CORPORATE SEAL]	FEDERAL SYSTEMS INTEGRATION CORPORATION
By: /s/
Name: ________________________________
Title: _________________________________